Exhibit 7.04
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 JAMES R. CRANE                             THE WOODBRIDGE COMPANY LIMITED
                                            65 QUEEN STREET WEST
                                            SUITE 2400
                                            TORONTO CANADA  M5H 2M8
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 CENTERBRIDGE PARTNERS, L.P.
 31 WEST 52ND STREET, 16TH FLOOR
 NEW YORK, NY  10019

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                                February 27, 2007


Ladies and Gentlemen:

         Reference is made to the bid letter (the "Bid Letter") dated February 27, 2007 attached hereto as Annex A from Centerbridge Partners, L.P. (with its affiliated funds, "Centerbridge"), The Woodbridge Company Limited (with its affiliates, "Woodbridge" and together with Centerbridge, the "Sponsor Groups") and James R. Crane ("Crane" and together with the Sponsor Groups, the "Acquiring Group") offering to acquire, through a newly formed corporation to be formed by the Acquiring Group ("Parent"), all of the outstanding stock of EGL, Inc. (the "Company") pursuant to a merger (the "Merger"). The bid price ("Bid Price") shall be $36 per share.

         Each of the undersigned hereby agrees, that in the event that that the terms of the Bid Letter are accepted by the Special Committee of the Company and a definitive agreement, with the consent of the Acquiring Group, is entered into with respect to the Merger (the "Merger Agreement"), each of the undersigned will capitalize Parent and enter into a stockholders agreement with respect to the securities of Parent on the terms of the term sheet attached hereto as Annex
B. From the date hereof until such date as the Merger Agreement is executed and delivered, Crane agrees that he will not actively solicit any other potential equity sources to enter into a transaction to acquire all or substantially all of the equity securities of the Company, other than through the proposal made in the Bid Letter by the Acquiring Group (an "Alternative Transaction"); provided, however, that this sentence shall not apply in event that (i) a definitive merger agreement with the Company has not been entered into as a result of the Sponsor Group being unwilling to enter into such agreement on terms required by the Company in a case where Crane is willing to enter into such an agreement on the terms proposed by the Company, or (ii) either Woodbridge or Centerbridge have otherwise elected not to actively pursue an acquisition of the Company at a price equal to or, if requested by the Company to induce it to agree to a transaction with Parent, greater than the Bid Price as part of the Acquiring Group (or have failed to promptly confirm that they continue to actively pursue an acquisition of the Company at a price equal to or, if requested by the Company to induce it to agree to a transaction with Parent, greater than the Bid Price as part of the Acquiring Group); provided, that in the event that either

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Woodbridge or Centerbridge has so elected or failed to promptly confirm, this clause (ii) will not be applicable if the other such party assumes the equity commitment of such party. Crane agrees to give the other members of the Acquiring Group notice of any solicitation made to Crane. Nothing shall prohibit Crane from participating as an officer, director or equity participant in an Alternative Transaction if Crane did not actively initiate or solicit such proposal.

         Notwithstanding anything that may be expressed or implied in this letter agreement, and notwithstanding the fact that members of the Sponsor Group may be partnerships or limited liability companies, each of the undersigned covenants, agrees and acknowledges that no recourse under this letter agreement or any documents or instruments delivered in connection with this letter agreement shall be had against any current or future director, officer, employee, general or limited partner or member or manager of the Sponsor Group or of any partner, member, manager or affiliate thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on otherwise be incurred by any current or future director, officer, employee, general or limited partner or member or manager of any investor or of any partner, member, manager or affiliate thereof, as such, for any obligation of the undersigned under this letter agreement or any documents or instruments delivered in connection with this letter agreement for any claim based on, in respect of or by reason of such obligations or their creation.

         Crane is entering into this letter agreement solely in his individual capacity, and nothing herein shall limit or affect any actions taken by him in his capacity as a director or officer of the Company.



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                                                 /s/James R. Crane
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                                                 James R. Crane











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                                              THE WOODBRIDGE COMPANY LIMITED



                                              By: /s/Sarah K. Lerchs
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                                                 Name:    Sarah K. Lerchs
                                                 Title:   Senior Counsel











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                                              CENTERBRIDGE PARTNERS, L.P.



                                              By:    /s/Jason Mozingo
                                                 -------------------------------
                                                 Name:    Jason Mozingo
                                                 Title:   Authorized Signatory








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